                                                                 EXHIBIT 10.32

                            KETTLE RESTAURANTS, INC.
                                  3131 ARGONNE
                              HOUSTON, TEXAS 77098

                                 March 31, 1995

Mr. Dennis R. Ascher, Vice President
Foothill Capital Corporation
11111 Santa Monica Boulevard
Los Angeles, California  90025-3333

Dear Dennis:

          Reference is hereby made to the Indenture as defined in Exhibit "A" attached hereto and incorporated herein by this reference for all purposes. Capitalized terms used in this letter that are not otherwise defined herein shall have the meanings given to them in the Indenture.

         The purpose of this letter is to set forth in general terms our agreements regarding the disposition of certain Units, the disposition of certain Other property, the substitution of certain collateral for Units released from the Indenture, the use of the proceeds from certain sales of Units and Other Property, modification of certain principal payment requirements with respect to the notes and the purchase by Kettle Restaurants, Inc. ("Kettle") of the 15 7/8 percent subordinated debentures (the "Bonds") currently held by Foothill Capital Corporation ("Foothill").

         Kettle and Foothill, each intending to be legally bound, hereby agrees as follows:

         1. On or before March 31, 1995, Kettle will purchase from Foothill $1,800,000 in face amount of the Bonds at par plus accrued interest.Settlement will be April 4, 1995.

         2. In consideration of the release of Units 096 (Houston, Texas), 138 (College Station, Texas) and 090 (Victoria, Texas) from the Indenture, Kettle agrees to substitute as collateral Units 044 (Tyler, Texas), 058 (Harlingen, Texas), 063 (Lufkin, Texas), 023 (Jacksonville, North Carolina) and 048 (Wilmington, North Carolina). The net proceeds from the sale of Units 096, 138 and 090, the sale of which Foothill consents to, will be used to purchase from Foothill the remainder of the Bonds currently owned by Foothill at par plus accrued interest; any excess proceeds ("Excess Proceeds") will be used by Kettle to prepay the Notes and will be applied by Foothill to the $1,800,000 principal payment due June 30, 1996, to such prepayment. Estimated proceeds from the sale of the Units described in this paragraph are as follows:

         Unit 096 (Houston, Texas)                 $485,000
         Unit 138 (College Station, Texas)         $550,000
         Unit 090 (Victoria, Texas)                $325,000

Mr.  Dennis R. Ascher
March 31, 1995
Page 2

Foothill acknowledges that it owns $3,398,000 in face amount of the Bonds as of the date hereof, prior to the purchase provided for in Paragraph 1 above and the sale of Units 068 and 488.

         3. The release of certain Units from the Indenture and the substitution of certain other properties as collateral for the Notes as described in Paragraph 2 above and in certain letter agreements relating to Units 068 and 488 shall occur on or before April 30, 1995.

         4. Foothill will defer the $1,800,000 principal payment due June 30, 1995 until the maturity date of the Notes-June 30, 1999.

         5. Following the purchase by Kettle of all the Bonds currently held by Foothill as contemplated in Paragraphs 1 and 2, in the event that there are additional sales of Units and/or Other Property by Kettle subsequent to March 1, 1995, other than sales of (i) Units 012, 068, 090, 096, 138 and 488,
(ii) Other Property currently encumbered by debt held by Textron, (iii) Units encumbered by the Indenture and remaining as collateral for the Notes, and (iv) units or Other Property where the net proceeds from sale exceed the related debt payoff by less than $125,000, then the parties agree that the net proceeds therefrom will be divided equally, one-half being used to purchase Bonds and the remainder of the proceeds being used to refurbish Company-operated Units then encumbered by the Indenture and held as collateral for the Notes. The agreement set forth in this Paragraph 5 shall continue until the proceeds from sales of the properties not excluded by the terms of this Paragraph 5 exceeds $2,500,000. The net proceeds resulting from the sale of units or other property described in subparagraphs (ii) and (iv) above resulting from the sale will be retained by Kettle to be used for such purposes as Kettle may determine in its discretion. Any proceeds required by the terms of this Paragraph 5 to be used to purchase bonds that are not immediately used for such purpose will be placed in a separate, segregated account (the "Proceeds Account") maintained for that purpose. Kettle agrees that it will not withdraw any funds from the Proceeds Account except for the purposes stated herein and that it will not pledge the Proceed Account as security for any indebtedness or otherwise permit any other person or entity to have any interest in the Proceeds Account. In the event that Kettle is unable to purchase Bonds in the marketplace or through private sale, Kettle agrees that it will call the Bonds, to the extent of the amount of the funds in the Proceeds Account, prior to June 1, 1996 in order to comply with its obligation under this Paragraph 5.

         6. Foothill agrees that it will waive failure to comply with Section
4.2 of the Indenture with respect to sales described in subparagraphs (i), (ii) and (iv) in Paragraph 5 above provided such sales are made at fair market value.

         7. In consideration of the foregoing, Kettle will pay Foothill a modification fee in the amount of $25,000 on or before April 3, 1995.

         8. For the purposes of this letter agreement, the term "net proceeds" will be an amount equal to gross sales prices for any units or other property less all actual out-of-pocket costs incurred and paid by Kettle in order to complete the sale.

Mr. Dennis R. Ascher
March 31, 1995
Page 3

         9. Kettle and Foothill agree to enter into more definitive agreements in order to implement the provisions of this letter agreement, including one or more amendments to the Indenture, as soon as possible hereafter, but in no event later than April 30, 1995. The agreements will be in form and substance reasonably satisfactory to Foothill and will contain an acknowledgment and release by each party acknowledging that it has no claims against the other arising under and with respect to the Indenture, the Notes and the $1,000,000 Term Loan dated as of February 11, 1994, and a waiver any and all claims with respect thereto.

         If the foregoing accurately states your understanding of our agreements, please so indicate by your execution on the signature line below.

                                           Very truly yours,

                                           KETTLE RESTAURANTS, INC.

                                           /s/  Carlette Woods
                                           ------------------------
                                           Carlette Woods,
                                           Vice President-Finance

AGREED and accepted this 3lst day
of March, 1995.

FOOTHILL CAPITAL CORPORATION

By: /s/  Dennis R. Ascher
    --------------------
    Dennis R. Ascher,
    Vice President

                                   EXHIBIT "A"

To Letter Agreement dated as of March 31, 1995 by and between Kettle Restaurants, Inc. and Foothill Capital Corporation

          Pursuant to that certain Note Purchase Agreement dated as of June 1, 1989 between Kettle Restaurants, Inc., a Texas corporation (formerly known as KRA, Inc.) ("Kettle"), Kettle Restaurants, Inc., a Texas corporation (which was merged into KRA, Inc. on June 23, 1989), Principal Mutual Life Insurance Company ("Principal Mutual"), and Wisconsin Life Insurance Company ("Wisconsin"), Kettle authorized and issued (i) to Principal Mutual that certain 13.30% Senior Secured Note Due 1999 dated as of June 23, 1989 in the aggregate principal amount of $14,000,000.00, and (ii) to Wisconsin that certain 13.30% Senior Secured Note Due 1999 dated as of June 23, 1989, in the aggregate principal amount of $2,000,000.00 (individually, the "$14,000,000 Note" and the "$2,000,000 Note",
respectively, and collectively, the "Notes"). Foothill Capital Corporation ("Foothill") is now the holder of the $14,000,000 Note, and Foothill is now the holder of the $2,000,000 Note. The Notes are secured by (i) that certain Indenture, Deed of Trust, Security Agreement, Assignment of Leases and Financing Statement (Fixture Filing) dated June 1, 1989 executed by KRA, Inc. to NCNB Texas National Bank, as trustee ("NCNB"), for the ratable benefit of the holders of the Notes and recorded in various counties within the states of Colorado, Florida, Louisiana, Missouri, New Mexico, North Carolina, Oklahoma, Texas and Virginia, as modified and affected by (a) that certain First Supplemental Indenture, Deed of Trust, Security Agreement, Assignment of Leases and Financing Statement (Fixture Filing) dated as of June 23, 1989 executed by Kettle to NCNB, as trustee, for the ratable benefit of the holders of the Notes, (b) that certain Waiver and Amendment dated January 30, 1991 executed by Principal Mutual and Kettle, (C) that certain letter dated January 20, 1992 executed by Principal Mutual and Kettle, (d) that certain letter dated December 16, 1992 executed by Principal Mutual and Kettle, (e) that certain letter dated March 15, 1993 executed by Principal Mutual and Kettle, (f) that certain letter dated May 14, 1993 executed by Principal Mutual, (g) that certain letter dated May 25, 1993 executed by Principal Mutual, (h) that certain Forbearance Agreement dated as of May 28, 1993 executed by Principal Mutual, Central Life Assurance Company ("Central Life") and Kettle, (i) that certain letter dated June 1, 1993 executed by Principal Mutual to Kettle, (j) that certain letter dated June 30, 1993 executed by Principal Mutual and Kettle, (k) that certain letter dated August 2, 1993 executed by Principal Mutual and Kettle, (l) that certain Forbearance Agreement dated as of October 1, 1993 executed by Principal Mutual, Central Life and Kettle, (m) that certain Forbearance Agreement dated as of November 1, 1993 executed by Principal Mutual, Central Life and Kettle, (n) that certain Forbearance Agreement dated as of November 24, 1993 executed by Foothill and Kettle, (o) that certain letter agreement waiving and amending Section 4.13 of the Indenture dated as of January 21, 1994 executed by Foothill and Kettle, (p) that certain letter agreement dated as of May 27, 1994 executed by Foothill and Kettle, (q) that certain letter agreement dated as of June 3, 1994 executed by Foothill and Kettle, (r) that certain letter agreement dated as of July 26, 1994 executed by Foothill and Kettle, (s) that certain letter agreement dated as of August 17, 1994 executed by Foothill and Kettle, (t) that certain letter dated as of September 1, 1994 executed by NationsBank of Texas, National Association, as Trustee to Kettle, (u) that certain letter agreement dated as of September 8, 1994 executed by Foothill and Kettle, (v) that certain letter agreement dated effective as of September 21, 1994 executed by Foothill and Kettle, (w) that other certain letter agreement also dated as of September 21, 1994 executed by Foothill and Kettle, (x) that certain letter agreement dated as of October 24, 1994 to be effective as of September 1, 1994 executed by Foothill and Kettle,
(y) that certain letter agreement dated as of October 25, 1994 executed by Foothill and Kettle, (z) that certain letter agreement dated as of November 29, 1994 executed by Foothill and Kettle, (aa) that other certain letter agreement also dated as of November 29, 1994 executed by Foothill and Kettle, (ab) that certain letter agreement dated as of December 28, 1994 executed by Foothill and Kettle, (ac) that certain Amendment to Indenture and Notes dated as of January 25, 1995 executed by Foothill and Kettle, (ad) that certain letter agreement dated as of February 28, 1995 executed by Foothill and Kettle, and as modified by letter agreement dated as of March 27, 1995 executed by Foothill and Kettle,
(ae) that certain letter agreement dated as of March 28, 1995 executed by Foothill and Kettle, (af) that certain letter agreement dated as of March 29, 1995 executed by Foothill and Kettle, and (ag) that certain letter agreement dated as of March 30, 1995 executed by Foothill and Kettle (as modified and affected, the "First Indenture"), and (ii) that certain Indenture, Deed of Trust, Security Agreement, Assignment of Leases and Financing Statement (Fixture Filing) dated as of May 28, 1993 executed by Kettle to NationsBank of Texas, National Association, as trustee, for the ratable benefit of the holders of the Notes encumbering as of the date hereof six (6) properties within various counties within the states of Oklahoma, Tennessee, and Texas (as modified and affected by the documents described in clauses (h)-(ag) above, the "Second Indenture"). (the First Indenture and the Second Indenture being hereinafter collectively referred to as the "Indenture"). NationsBank of Texas, National Association ("Trustee") is the current trustee of the First Indenture and the Second Indenture. All capitalized terms not defined herein shall have the meanings assigned to them in the First Indenture and the Second Indenture, respectively.

                                                     [FOOTHILL LETTERHEAD]


March 31, 1995


Ms. Carlette Woods
Kettle Restaurants, Inc.
3131 Argonne
P.O. Box 2964
Houston, TX 77252

Dear Carlette:

This letter confirms your purchase from us, under the Term Sheet dated March 31, 1995, of $1,800,000 face amount of Kettle's 15.875% subordinated debentures at a purchase price of par, plus accrued interest. The following calculation details the total amount due:

Trade date:               March 31, 1995
Settlement date:          April 4, 1995

$1,800,000 face amount @ 100%                         $1,800,000.00
accrued interest (123 days)                                97,631.25
                                                       -------------

TOTAL AMOUNT DUE FOOTHILL                              $1,897,631.25

We will be using the same delivery method for the bonds that we utilized previously in connection with the sale of unit #65. Please give me a call if you have any questions.

Sincerely,

/s/ Dennis R. Ascher
- ----------------------------
Dennis R. Ascher
Vice President

Agreed and accepted:               /s/ Carlette Woods
                                   ------------------------------
                                   Carlette Woods, VP-Finance